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                                                                    EXHIBIT 99.1

                                               FILED BY DEVON ENERGY CORPORATION
                           PURSUANT TO RULE 425 UNDER THE SECURITIES ACT OF 1933
                                        AND DEEMED FILED PURSUANT TO RULE 14A-12
                                          OF THE SECURITIES EXCHANGE ACT OF 1934
                            SUBJECT COMPANY: MITCHELL ENERGY & DEVELOPMENT CORP.
                                                   COMMISSION FILE NO. 333-68694

[DEVON ENERGY LETTERHEAD]

                                  NEWS RELEASE
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INVESTOR CONTACT: Zack Hager
                  Manager, Investor Relations
                  (405) 552-4526

MEDIA CONTACT:    Michael Barrett
                  Manager, Corporate Communications
                  (405) 228-4252

            DEVON ENERGY HIGH BIDDER ON EASTERN GULF OF MEXICO BLOCKS

         OKLAHOMA CITY (Dec. 11, 2001) -- Devon Energy Corporation (AMEX: DVN,
TSE: NSX) reported that it was the apparent high bidder on three blocks in Eastern Gulf of Mexico Lease Sale 181. The U. S. government lease sale was held December 5, 2001.

         Devon bid with a partner on the three blocks in the Desoto Canyon area. The company's total exposure for its 25 percent share of the high bids is approximately $2.8 million. The bids are subject to approval by the U. S. Department of Interior's Minerals Management Service.

         Assuming approval of its bids, Devon will hold 370 lease blocks in federal waters of the Gulf of Mexico. Devon's lease blocks include 257 on the shelf and 113 in deepwater. Of the 370 total blocks, 166 are producing blocks and 204 are exploratory blocks. Devon currently operates 97 platforms in the Gulf of Mexico.

         Devon Energy Corporation is an independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon has assets of $7.7 billion, ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index.

             NOTICE TO INVESTORS CONCERNING DEVON'S PLANS TO ACQUIRE
                                 MITCHELL ENERGY

Investors and security holders are advised to read the definitive joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 filed with the Securities and

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Exchange Commission in connection with the proposed transaction because it will contain important information. A preliminary joint proxy statement/prospectus has been filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Devon and Mitchell with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon when they become available by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, Attention:
Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The definitive joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell when they become available by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

Devon, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Devon's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.

Mitchell, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Mitchell's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.

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